               MASTER VISTANA RESORT CONSTRUCTION LOAN FACILITY

SECTION 1.  EXTENSION OF FINANCING                                 1
       1.1  Financing Generally.                                   1
            -------------------
       1.2  Requests for Financing                                 3
            ----------------------
       1.3  Closing of Resort Loans                                3
            -----------------------
       1.4  Payment of Resort Loans                                3
            -----------------------
       1.5  Funding Fee                                            4
            -----------
       1.6  Maximum Loan Amount                                    5
            -------------------
       1.7  Vistana Guaranty                                       5
            ----------------
       1.8  Prepayment                                             5
            ----------

SECTION 2.  FINANCING CLOSING CONDITIONS                           5
       2.1  Resort Loan Documents                                  5
            ---------------------
       2.2  Deliveries Prior to Each Resort Loan                   5
            ------------------------------------
       2.3  Resort Loan Mortgage                                   6
            --------------------
       2.4  Other Security Documents                               6
            ------------------------
       2.5  Representations and Warranties                         6
            ------------------------------
       2.6  No Termination Events                                  6
            ---------------------
       2.7  Performance of Agreements                              6
            -------------------------
       2.8  Opinions of Counsel                                    6
            -------------------
       2.9  Eligible Vistana Subsidiary                            6
            ---------------------------
      2.10  Vistana Guaranties                                     7
            ------------------
      2.11  Cross Collateralization                                7
            -----------------------
      2.12  Trigger Events                                         7
            --------------
      2.13  Intentionally Omitted                                  7
            ---------------------
      2.14  Expenses                                               7
            --------
      2.15  Proceedings Satisfactory                               8
            ------------------------

SECTION 3.  FINANCIAL COVENANTS                                    8

SECTION 4.  REPRESENTATIONS AND WARRANTIES                         8
       4.1  Existence                                              8
            ---------
       4.2  Authorization and Enforceability                       8
            --------------------------------
       4.3  Financial Statements and Business Condition            8
            -------------------------------------------
       4.4  Litigation and Proceedings                             9
            --------------------------
       4.5  No Breach or Default                                   9
            --------------------
       4.6  Licenses and Permits                                   9
            --------------------
       4.7  Disclosure                                             9
            ----------
       4.8  Employee Benefit Plans                                10
            ----------------------
       4.9  Year 2000.                                            10
            ----------
      4.10  Vistana's Deposit                                     10
            -----------------

SECTION 5.  REPORTING REQUIREMENTS                                10
       5.1  Monthly Construction Activity Reports                 10
            -------------------------------------
       5.2  Monthly Sales Activity Reports                        10
            ------------------------------
       5.3  Quarterly Financial Reports                           11
            ---------------------------

       5.4    Year-End Financial Reports                              11
              --------------------------
       5.5    Audit Reports                                           11
              -------------
       5.6    Other Reports                                           12
              -------------
       5.7    SEC Reports                                             12
              -----------
       5.8    Notice of Litigation, Claims, and Financial Change      12
              --------------------------------------------------

SECTION 6.    TERMINATION EVENTS                                      12
       6.1    Termination Events                                      12
              ------------------

SECTION 7.    RIGHTS AND REMEDIES OF LENDER                           14
       7.1    Rights of Lender                                        14
              ----------------
       7.2    No Waiver or Exhaustion                                 14
              -----------------------
       7.3    Marshalling Waiver                                      14
              ------------------

SECTION 8.    MISCELLANEOUS                                           15
       8.1    Notices                                                 15
              -------
       8.2    Entire Agreement and Modifications                      16
              ----------------------------------
       8.3    Severability                                            16
              ------------
       8.4    Election of Remedies                                    16
              --------------------
       8.5    Form and Substance                                      16
              ------------------
       8.6    No Third Party Beneficiary                              16
              --------------------------
       8.7    Vistana in Control                                      16
              ------------------
       8.8    Number and Gender                                       16
              -----------------
       8.9    Captions                                                17
              --------
       8.10   Applicable Law                                          17
              --------------
       8.11   Venue                                                   17
              -----
       8.12   Jury Trial Waiver                                       17
              -----------------
       8.13   Attorneys' Fees                                         17
              ---------------
       8.14   Counterparts                                            17
              ------------
       8.15   Participating Lenders                                   17
              ---------------------
       8.16   Consent to Advertising and Publicity                    18
              ------------------------------------

               MASTER VISTANA RESORT CONSTRUCTION LOAN FACILITY
               ------------------------------------------------

     This MASTER VISTANA RESORT CONSTRUCTION LOAN FACILITY (this "Agreement") dated as of October 9, 1998, is made by and between HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), and VISTANA, INC., a Florida corporation ("Vistana").

                               R E C I T A L S:
                               - - - - - - - -

     A. All capitalized terms used herein shall have the meanings ascribed thereto in the Appendix attached hereto and made a part hereof by this reference.

     B. Vistana, directly or through one or more of its subsidiaries, is in the business of acquiring, constructing, renovating and developing certain Resorts for the purpose of selling Intervals therein.

     C. Upon satisfaction of the terms and conditions set forth herein, Lender may extend financing from time to time to certain Eligible Vistana Subsidiaries, the proceeds of which will be used to acquire, construct, renovate and develop certain Eligible Resorts, the first of which is Lakeside Terrace Condominiums located in Avon, Colorado, for which Resort Loan Documents shall be executed as of the date hereof the form of which Resort Loan Documents shall be the basis for execution of future Resort Loan Documents for future Eligible Resorts hereunder, subject to modifications as required on a resort by resort basis.

     D. The second Eligible Resort hereunder which is hereby approved by Lender is the Embassy Vacation Resort located in Scottsdale, Arizona for which Resort Loan Documents shall be prepared and executed subsequent to the Closing of the Resort Loan for the Lakeside Terrace Condominiums.

     E. Vistana has agreed to guarantee all of the obligations of such Eligible Vistana Subsidiaries under this Agreement and the other Resort Loan Documents, including, without limitation, all of the obligations of the Eligible Vistana Subsidiaries with respect to any financing provided from time to time by Lender.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Vistana and Lender agree as follows:

SECTION 1.    EXTENSION OF FINANCING

     1.1    Financing Generally.
            -------------------

            (a) Extension of Resort Loans. During the Eligibility Period but
                -------------------------
subject to the requirements of this Section 1.1 and the requirements of Sections 1.2, 1.3 and 2 hereof, Lender shall extend Resorts Loans to Eligible Vistana Subsidiaries identified from time to time by Vistana to Lender as being the owners and developers of particular Eligible Resorts. Each such Resort Loan shall

          (i) be made to an Eligible Vistana Subsidiary that is the owner and developer of an Eligible Resort whose Resort Development Costs are to be financed, in whole or in part, by such Resort Loan;

          (ii) be disbursed in a series of Resort Advances during the then remaining unexpired portion of the Eligibility Period to pay the Resort Development Costs incurred or to be incurred by such Eligible Vistana Subsidiary in acquiring, constructing, renovating and developing such Eligible Resort (each such Resort Advance shall relate to particular line item or items identified in the Approved Development Budget and Completion Schedule for such Resort; no more than two Resort Advances (plus one addition Resort Advance of the Interest Reserve) shall be made in any calendar month);

          (iii) shall have a final maturity date of seven (7) years from the Facility Closing Date inclusive of a three (3) year Eligibility Period; provided, however, that with respect to a particular Resort Loan, such final maturity date will be the projected date on which such Resort Loan is required to be amortized to a zero balance based on the agreed upon amortization schedule for such Resort Loan, subject to extension for up to ninety (90) days in the event completion of the subject improvements is delayed beyond the applicable "Completion Date" as a result of Force Majeure as such term is defined in the applicable Resort Loan Documents;

          (iv) bear interest at the Interest Rate in effect from time to time (which interest shall be computed on the unpaid principal balance which exists from time to time with respect to each Resort Advance under such Resort Loan only from the date on which such Resort Advance is made and shall be paid by such Eligible Vistana Subsidiary to Lender on a monthly basis as provided in the applicable construction loan agreement or promissory note for such Resort Loan);

          (v) be guaranteed in full by Vistana and be secured by all right, title and interest of such Eligible Vistana Subsidiary in and to the Eligible Resort related to such Resort Loan, and in and to all leases, rents, products and proceeds in respect thereof in accordance with the terms and description of collateral set forth in the Resort Loan Documents; and

          (vi) be otherwise governed by the Resort Loan Documents for such Resort Loan; provided, that, in no event shall the maximum principal amount
             --------
available under such Resort Loan at the time of the initial extension thereof exceed the Resort Loan Limit determined at such time; it is the intention of Lender and Vistana that this Master Vistana Resort Construction Loan Facility is a revolving credit facility pursuant to which Vistana or the Eligible Vistana Subsidiary may borrow, repay and reborrow principal in an amount not to exceed the maximum loan amount set forth in Section 1.6 below; provided, however, each Resort Loan described herein is a term Resort Loan and not a revolving credit facility and if an Eligible Resort is to be developed in successive phases, a Resort Loan shall be extended separately for each agreed upon phase. Each such separate Resort Loan for an Eligible Resort may be referred to herein from time to time as tranche "A," "B," "C," etc. with respect to each successive phase of an Eligible Resort.

          (b)   Resort Loan Documents. On or prior to the Resort Loan Closing
                ---------------------
Date for each Resort Loan, Lender and the Eligible Vistana Subsidiary for such Resort Loan shall enter into the Resort Loan Documents for such Resort Loan.

     1.2  Requests for Financing.  During the Eligibility Period, Vistana
          ----------------------
shall have the right to request Lender to make one or more Resort Loans with respect to an Eligible Resort. Each such request shall be made not less than thirty (30) days and not more than one hundred twenty (120) days prior to the Resort Loan Closing Date requested by Vistana for such Resort Loan, shall identify the Eligible Vistana Subsidiary and the Eligible Resort in respect of such requested Resort Loan and shall be substantially in the form of SCHEDULE
                                                                     --------
1.2 attached hereto and made a part hereof.  Upon receipt of all items set forth
---
on SCHEDULE 1.2, Lender shall have no more than fifteen (15) Business Days to
   ------------
complete its review and approval process with respect to the requested Resort Loan. Anything contained herein to the contrary notwithstanding, Vistana acknowledges that Lender has reserved its right to approve each request on a case-by-case basis in its sole discretion and that Lender must apply its credit approval standards and processes to each such request and each such Resort Loan and Eligible Resort that is the subject thereof. Notwithstanding the foregoing, Lender acknowledges its approval of both Lakeside Terrace Condominiums as an Eligible Resort for the initial Resort Loan hereunder and Embassy Vacation Resort located in Scottsdale, Arizona, as an Eligible Resort for the second Resort Loan hereunder.

     1.3  Closing of Resort Loans.  Resort Advances under each Resort Loan
          -----------------------
shall be advanced upon the satisfaction of the conditions precedent set forth in the Resort Loan Documents in respect thereof. The first Resort Advance under each Resort Loan shall be subject to such conditions precedent and the conditions set forth in the Resort Loan Documents. All Resort Advances under each Resort Loan shall be disbursed by Lender pursuant to construction loan disbursement procedures set forth in the Resort Loan Documents which shall include, among other things, inspections and certifications by Lender's Architect, general contractor certifications, mechanic's lien partial or final (as the case may be) waivers (within sixty (60) days after each Resort Loan Advance), and mortgagee title insurance policy bringdown endorsements as more particularly set forth in the Resort Loan Documents.

     1.4  Payment of Resort Loans.  Each Resort Loan shall be due and payable
          -----------------------
in accordance with the Resort Loan Documents for such Resort Loan. Such Resort Loan Documents shall provide that any security interest or lien granted pursuant thereto upon any Interval in the Eligible Resort shall be released from time to time by Lender from such security interest or lien only after payment to Lender of a release price equal to the amount as set forth in each such Resort Loan. For each Resort Loan, an interval release price will be established at an amount sufficient to repay 100.0% of the Resort Loan amount at a 90.0% sell-out of the phase which relates to such Resort Loan. Notwithstanding this requirement, there shall be a special allocation of the amenity portion of the release price over all benefitted phases. The Eligible Vistana Subsidiary will also be required to meet mutually agreed-upon quarterly amortization payments for each Resort Loan. The amount of each amortization payment for a Resort Loan will be based on achieving sales of not more than eighty percent (80%) of the sales projected in the Approved Sales and Marketing Plan for such Resort Loan. The due date for each of the required amortization payments will be the last day of a calendar quarter with the first amortization payment due on the earlier of (i) the last day of the first full calendar quarter following the calendar quarter during which the Completion of the Unit Building Improvements (as defined in the applicable Resort Loan Documents) occurs, or (ii) the last day of the first full calendar quarter following three (3) months after the date for Completion of such Unit Building Improvements as set forth in the applicable Resort Loan Documents; provided, however, that if the Unit Building Improvements consist of more than one building, the amortization payment dates will be adjusted for Force Majeure (as defined in the applicable Resort Loan Documents).

     1.5  Funding Fee.  Vistana acknowledges and agrees that the Funding Fee
          -----------
to be paid by Vistana or one or more Eligible Vistana Subsidiaries pursuant hereto shall be $350,000 (.875% of the maximum loan amount of the Master Vistana Resort Construction Loan Facility), 50% of which shall be earned and payable on the date of this Agreement with the balance earned and payable on the first anniversary date of this Agreement. At Vistana's option, on the first anniversary date of this Agreement, the maximum loan amount of $40,000,000 may be reduced to the greater of (i) $20,000,000, or (ii) another amount between $20,000,000 and $40,000,000 (but in no event less than the then outstanding principal balance of the Master Vistana Resort Construction Loan Facility as of such date). In the event Vistana exercises such option, the second installment of the Funding Fee due and payable on the first anniversary date of this Agreement shall be equal to (i) zero ($0) if Vistana elects to establish the maximum loan amount as of such date at $20,000,000 (assuming the outstanding principal balance of the Master Vistana Resort Construction Loan Facility as of such date is not more than $20,000,000), or (ii) an amount equal to the product of .875% times the amount, if any, by which the amount selected at Vistana's option between $20,000,000 and $40,000,00 (but in no event less than the outstanding principal balance of the Master Vistana Resort Construction Loan Facility as of such date) exceeds $20,000,000.

     1.6  Maximum Loan Amount.  Notwithstanding any provision to the contrary
          -------------------
in this Agreement or the Resort Loan Documents, the outstanding principal balance under this Master Vistana Resort Construction Loan Facility shall never exceed in the aggregate $40,000,000.

     1.7  Vistana Guaranty.  In connection with this Master Vistana Resort
          ----------------
Construction Loan Facility, Vistana shall execute the Vistana Guaranty which shall guaranty the payment by Vistana of all amounts outstanding under this Master Vistana Resort Construction Loan Facility upon the occurrence of a Termination Event of the type described in Section 6.1(a) or 6.1(b) hereto.

     1.8  Prepayment.  Each Resort Loan is prepayable in whole or in part
          ----------
without premium or penalty.

SECTION 2.  FINANCING CLOSING CONDITIONS

     The obligation of Lender to extend any Resort Loan hereunder to an Eligible Vistana Subsidiary in respect of an Eligible Resort is subject to the satisfaction, in Lender's sole discretion, of all of the conditions set forth below.

     2.1  Resort Loan Documents.  Lender shall have received, in form and
          ---------------------
substance satisfactory to Lender, counterparts of the Resort Loan Documents for such Resort Loan executed by the Eligible Vistana Subsidiary and Vistana, as the case may be, and each of such Resort Loan Documents shall be in form and substance acceptable to Lender in Lender's reasonable discretion and based upon the form Resort Loan Documents for the Lakeside Terrace Condominiums located in Avon, Colorado with modifications which reflect differences in each resort subject to this Agreement.

     2.2  Deliveries Prior to Each Resort Loan.  Prior to the extension of
          ------------------------------------
such Resort Loan, Lender shall have received copies (certified to be true and correct) of the Purchase Agreement for such Eligible Resort, the Resort Construction Contract for such Eligible Resort, the Resort Architectural Contract for such Eligible Resort and all plans, specifications and drawings for such Eligible Resort, the Approved Development Budget and Completion Schedule for such Eligible Resort, the Approved Sales and Marketing Plan for such Eligible Resort, a Sources and Uses of Cash Projection for such Eligible Resort, all other deliveries required to be delivered in order for Vistana to demonstrate to Lender that such Eligible Resort satisfies the requirements of the applicable Resort Loan Documents and this Agreement with respect thereto and such other instruments and information applicable to such Resort Loan as are identified on the form of closing checklist set forth on SCHEDULE 2.2 attached
                                                         ------------
hereto and made a part hereof.


     2.3  Resort Loan Mortgage.  Lender shall have received satisfactory
          --------------------
evidence that the lien of the Resort Loan Mortgage constitutes a first priority lien in and to such Eligible Resort, which satisfactory evidence shall include receipt by Lender of a mortgagee's title insurance policy in the maximum amount of each such Resort Loan in form and content acceptable to Lender in Lender's sole discretion in respect of such

Resort Loan and such Eligible Resort (together with such endorsements thereto as Lender may request in its reasonable determination).

     2.4  Other Security Documents.  In addition to, but without duplication
          ------------------------
of, the Resort Loan Documents in respect of such Resort Loan, Vistana and/or such Eligible Vistana Subsidiary shall have executed and delivered to Lender such other instruments as may be necessary or required by Lender in order to create, maintain, perfect or protect a lien or security interest in any collateral relating to such Eligible Resort as described in the Resort Loan Documents, including, without limitation, an assignment of rents from such Eligible Resort, an assignment of all construction and other contracts relating to such Eligible Resort and UCC-1 financing statements required in connection with such Resort Loan, with the exception of marketing contracts, property management contracts, resort affiliation agreements and reservation agreements to reserve and use a Unit at the Resort.

     2.5  Representations and Warranties.  The representations and warranties
          ------------------------------
contained herein and in the Resort Loan Documents for such Resort Loan shall be true, correct and complete in all material respects on and as of the Resort Loan Closing Date for such Resort Loan.

     2.6  No Termination Events.  No Termination Event as defined hereunder
          ---------------------
shall be in existence as of the Resort Loan Closing Date for such Resort Loan.

     2.7  Performance of Agreements.  Vistana and the Eligible Vistana
          -------------------------
Subsidiary shall have performed all agreements, paid all fees, costs and expenses and satisfied all conditions which this Agreement or any Resort Loan Document for such Resort Loan provides shall be paid, performed or satisfied as of the Resort Loan Closing Date for such Resort Loan.

     2.8  Opinions of Counsel.  Lender shall have received from independent
          -------------------
counsel for Vistana and such Eligible Vistana Subsidiary, one or more closing opinions, each dated as of the Resort Loan Closing Date for such Resort Loan as to such matters in respect of Vistana, such Eligible Vistana Subsidiary, such Resort Loan, the Resort Loan Documents for such Resort Loan, and such Eligible Resort as Lender may request in its reasonable discretion.

     2.9  Eligible Vistana Subsidiary.  Such Eligible Vistana Subsidiary shall
          ---------------------------
be acceptable to Lender in Lender's reasonable discretion, and Lender shall have received such financial statements, credit reports, UCC searches and other similar background information relating to such Eligible Vistana Subsidiary as Lender shall require in Lender's discretion. Such Eligible Vistana Subsidiary shall have provided Lender with copies of its organizational documents, and the same shall be acceptable to Lender in Lender's reasonable discretion. Lender acknowledges that an Eligible Vistana Subsidiary may be a newly formed entity with no credit history.

     2.10  Vistana Guaranties.  Vistana shall have executed and delivered to
           ------------------
Lender a guaranty of such Resort Loan and all obligations of such Eligible Vistana Subsidiary under the Resort Loan Documents for such Resort Loan. Vistana shall have executed and delivered to Lender a guaranty of the completion of the construction of the phase or phases of such Eligible Resort which is subject of the Resort Loan. Vistana shall have executed the Vistana Guaranty as set forth in Section 1.7 above.

     2.11  Cross Collateralization.  The Resort Loan Documents for each Resort
           -----------------------
Loan shall provide that the collateral securing such Resort Loan and the payment and completion guaranties of Vistana for such Resort Loan shall secure such Resort Loan and any other Resort Loans for the same Eligible Resort. The collateral securing each such Resort Loan and the payment and completion guaranties of Vistana for such Resort Loan shall not secure any receivables loans of Lender arising from the sale of Intervals at such Resort or Resort Loans by Lender to an Eligible Vistana Subsidiary for any other Eligible Resort. Vistana acknowledges Lender and Vistana may establish a master receivables loan facility, which master receivables loan facility may include receivables originated by Vistana MB, Inc. Vistana further acknowledges that any portion of such master receivables loan facility secured by receivables originated by Vistana MB, Inc. will continue to be cross -collateralized with the existing construction loan from Lender to Vistana MB, Inc.

     2.12  Trigger Events. In the event that (i) Completion of improvements
           --------------
related to any Resort Loan for an Eligible Resort is not achieved by the Completion Trigger Date (as defined in the applicable Resort Loan Documents), or
(ii) the Eligible Vistana Subsidiary which is the borrower under such Resort Loan fails to achieve Borrower's Minimum Net Earnings (as defined in the applicable Resort Loan Documents and determined in accordance with the applicable provisions thereof) for each calendar quarter beginning with the fifth calendar quarter subsequent to Completion of the subject improvements at such Eligible Resort, then Lender on a going forward basis shall not be required to fund any future Resort Loans for such Eligible Resort.

     2.13  Intentionally Omitted.
           ---------------------

     2.14  Expenses.  Vistana and such Eligible Vistana Subsidiary for such
           --------
Resort Loan shall have paid all costs and expenses incurred by or on behalf of Lender in connection with such Resort Loan, including, without limitation, all reasonable costs and expenses of Lender's counsel and Lender's Architect.

     2.15  Proceedings Satisfactory.  Such Resort Loan and such Eligible
           ------------------------
Resort, all Resort Loan Documents in respect thereof, and all due diligence information in respect thereof shall be satisfactory to Lender in Lender's reasonable discretion. Lender and its counsel shall have received copies of such documents, instruments and information as Lender or its counsel may request in connection therewith, and all such documents, instruments and information shall be in form and substance satisfactory to Lender and its counsel.

SECTION 3.  FINANCIAL COVENANTS

     Vistana covenants that on and after the Facility Closing Date and so long as any Resort Loan shall be outstanding or there are any outstanding obligations of Vistana under any guarantee of any such Resort Loan, Vistana will comply with the applicable covenants set forth in the Resort Loan Documents for each Resort Loan and maintain Vistana's Minimum Net Worth from and after the Loan Facility Closing Date.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

     Vistana hereby represents and warrants to Lender as of the date hereof and as of the date on which any Resort Loan is extended to an Eligible Vistana Subsidiary hereunder:

     4.1  Existence.  Vistana is a Florida corporation duly formed, validly
          ---------
existing and in good standing under the laws of the State of Florida with its principal place of business at Orlando, Florida. Vistana is authorized to transact business in the State of Florida and in each other state where the failure to so comply would have a Material Adverse Effect.

     4.2  Authorization and Enforceability.
          --------------------------------

          (a) Execution.  This Agreement has been duly authorized, executed and
              ---------
delivered and constitutes the duly authorized, valid and legally binding obligations of Vistana, enforceable against Vistana in accordance with its terms.

          (b) Other Agreements.  The execution, delivery and compliance with the
              ----------------
terms and provisions of this Agreement, will not (i) to the best of Vistana's knowledge, violate any applicable law or regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Vistana is bound.

     4.3  Financial Statements and Business Condition.  The most recent annual
          -------------------------------------------
consolidated and consolidating and quarterly consolidated financial statements of Vistana and its consolidated subsidiaries have been delivered to Lender and fairly present the financial condition and (if applicable) results of operations of such Persons as of the date or dates thereof and for the periods covered thereby. Lender acknowledges that Vistana's Form 10-Q and 10-K quarterly and annual financial statements are acceptable to Lender to satisfy the annual and quarterly consolidated financial statements requirements for Vistana, Inc. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the financial condition of Vistana or its consolidated subsidiaries from the financial condition shown in such consolidated financial statements. Vistana is able to pay all of its debts as they become due, and Vistana shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Vistana.

Vistana's obligations under this Agreement will not render it unable to pay its debts as they become due.

     4.4  Litigation and Proceedings.  Except as previously disclosed to
          --------------------------
Lender in writing (which disclosures shall be satisfactory to Lender in its reasonable determination), there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Vistana's knowledge, threatened against or affecting Vistana or any Affiliate, at law or in equity, or before or by any Governmental Authority which if adversely determined would have a Material Adverse Effect. Neither Vistana nor any Affiliate has received any notice from any court or Governmental Authority alleging that such Person or any Affiliate has violated any applicable Governmental Regulation, any of the rules or regulations thereunder, or any other applicable laws, the result of which, if adversely determined, would have a Material Adverse Effect. Vistana shall promptly inform Lender of (a) any litigation against Vistana or affecting any Eligible Resort, which, if determined adversely, is reasonably likely to have a Material Adverse Effect or might cause an Event of Default under a Resort Loan or a Termination Event hereunder, (b) any claim or controversy which is reasonably likely to become the subject of such litigation, and (c) any material adverse change in the financial condition of Vistana.

     4.5  No Breach or Default.  The consummation of the transactions
          --------------------
contemplated hereby, and the performance of any of the terms and conditions hereof, will not result in a breach of, or constitute a default in, Vistana's organizational documents or in any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement or other agreement to which Vistana is a party or by which Vistana may be bound or affected where such breach or default would have a Material Adverse Effect. Vistana is not in default of any order of any court or any applicable requirement of any Governmental Authority which default would have a Material Adverse Effect.

     4.6  Licenses and Permits.  Vistana possesses all requisite franchises,
          --------------------
certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted.

     4.7  Disclosure.  There is no fact of which Vistana is aware that Vistana
          ----------
has not disclosed to Lender in writing that could have a Material Adverse Effect on the property, business or financial condition of Vistana.

     4.8  Employee Benefit Plans.  Vistana is in compliance in all material
          ----------------------
respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Vistana for the benefit of its employees. No material liability has been incurred by Vistana which remains unsatisfied for any funding obligation, taxes or penalties with respect to any such employee benefit plan.

     4.9   Year 2000.  Vistana has made an assessment of the microchip and
           ---------
computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of Vistana are able to interpret, store, transmit receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lender, Vistana shall provide to Lender such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

     4.10  Vistana's Deposit.  If pursuant to the "borrower's deposit" covenant
           -----------------
in the Resort Loan Documents for any Resort Loan to an Eligible Vistana Subsidiary, such Eligible Vistana Subsidiary fails to deposit funds as required therein, then Lender has the option to require Vistana to deposit such required funds in the manner set forth in the applicable Resort Loan Documents.

SECTION 5. REPORTING REQUIREMENTS

     So long as any Resort Loan is outstanding or there are any outstanding obligations of Vistana under any guarantee in respect of a Resort Loan, Vistana shall deliver to Lender the following:

     5.1   Monthly Construction Activity Reports.  As part of any request for
           -------------------------------------
an Advance with respect to any Resort Loan hereunder, a summary of construction activity at each Eligible Resort which is the subject of a Resort Loan for the period of time covered by the Advance request, in form, content and detail acceptable to Lender in Lender's reasonable discretion.

     5.2   Monthly Sales Activity Reports.  Within twenty-five (25) days after
           ------------------------------
the end of each month, a summary of sales activity at each Eligible Resort which is the subject of a Resort Loan for such month, in form, content and detail acceptable to Lender in Lender's reasonable discretion.

     5.3   Quarterly Financial Reports.  Within forty-five (45) days after the
           ---------------------------
end of each fiscal quarterly period, unaudited financial statements of Vistana and each Eligible Vistana Subsidiary that is an obligor under a Resort Loan, certified by the chief financial officer or chief operating officer of Vistana to be true and correct, as well as, to the extent requested by the Lender, unaudited financial statements of each Resort Association in respect of each Eligible Resort available after the first closing (recordation of applicable documents) with respect to the sale of an Interval at such Eligible Resort.

     5.4   Year-End Financial Reports.  As soon as available and in any event
           --------------------------
within one hundred and twenty (120) days after the end of each fiscal year of Vistana and each Eligible Vistana Subsidiary that is an obligor under a Resort Loan: (i) the consolidated and consolidating balance sheets of Vistana and, to the extent provided to Lender in connection with Lender's initial approval of this facility, its consolidated subsidiaries and the balance sheets of each such Eligible Vistana Subsidiary as of the end of such year and the related consolidated and consolidating statements of income and cash flow for such fiscal year for Vistana and to the extent provided to Lender in connection with Lender's initial approval of this facility, its consolidated subsidiaries and the related statements of income and cash flow for such fiscal year for each such Eligible Vistana Subsidiary; (ii) a schedule of all outstanding Indebtedness of Vistana and such Eligible Vistana Subsidiary describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan which separate schedule may be part of the balance sheet; (iii) in the case of Vistana, copies of reports from a firm of independent certified public accountants, selected by Vistana, which reports shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Vistana and its consolidated subsidiaries, as of the dates indicated and the results of Vistana's operations and cash flow for the periods indicated in conformity with GAAP; and (iv) in the case of each such Eligible Subsidiary, a certificate from the chief financial officer or chief operating officer of Vistana certifying that such financial statements present fairly the financial position of such Eligible Vistana Subsidiary, as of the dates indicated and the results of such Eligible Vistana Subsidiary's operations for the periods indicated in conformity with such Eligible Vistana Subsidiary's current preparation of these reports. Lender acknowledges that Vistana's Form 10-Q and 10-K quarterly and annual financial statements are acceptable to Lender for Vistana's financial statements required by this Section 5.4.

     5.5  Audit Reports.  Promptly upon receipt thereof, one (1) copy of each
          -------------
other report submitted to Vistana or such Eligible Vistana Subsidiary by independent public accountants in connection with any annual audit made by them of the books of Vistana or such Eligible Vistana Subsidiary.

     5.6  Other Reports.  Such other reports, statements, notices or written
          -------------
communications relating to Vistana or such Eligible Vistana Subsidiary, as Lender may require, in its reasonable discretion.

     5.7  SEC Reports.  Promptly upon their becoming available one (1) copy of
          -----------
each financial statement, report, notice or proxy statement sent by Vistana to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Vistana with, or received by Vistana in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

     5.8  Notice of Litigation, Claims, and Financial Change.  Notice of (i)
          --------------------------------------------------
any litigation against Vistana or any Eligible Vistana Subsidiary or affecting any Eligible Resort, which, if determined adversely, is reasonably likely to have a Material Adverse Effect or is reasonably likely to cause an Event of Default under a Resort Loan or a

Termination Event hereunder, (ii) any claim or controversy which is reasonably likely to become the subject of such litigation, and (iii) any material adverse change in the financial condition of Vistana or any Eligible Vistana Subsidiary.

SECTION 6.  TERMINATION EVENTS

     6.1    Termination Events.  A "Termination Event" shall exist hereunder
            ------------------
upon the occurrence and during the continuance of any one or more of the following:

            (a)  Events:
                 ------

                 (i) Vistana does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

                 (ii) Vistana commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

                 (iii) Vistana in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

                 (iv) Vistana conceals, removes, or permits to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

                 (v) Vistana has a trustee, receiver, custodian or other similar official appointed for, or take possession of, all or any part of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph (vi)); or

                 (vi) Vistana fails to have discharged within a period of sixty (60) days any attachment, sequestration, or similar writ levied upon any property of such owner; or

                 (vii) Vistana fails to pay within sixty (60) days of issuance or entry any final money judgment, after appeal, any tax, lien, or attachment in the amount of One Hundred Thousand Dollars and 00/100 ($100,000) or greater; or

                 (viii) a Declared Default by Vistana, any Eligible Vistana Subsidiary or a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary under the terms of any Indebtedness in an aggregate principal amount in excess of $5,000,000 in one or a series of related or unrelated transactions; or

                 (ix)    Vistana fails to maintain Vistana's Minimum Net Worth;
or

                 (x) any statements, representations, warranties or covenants of Vistana in this Agreement or any financial statement or any other writing delivered by Vistana to Lender in connection with this Agreement is false, misleading or incorrect in any material respect as of the date made; provided, however, that such occurrence shall not constitute a Termination Event unless the actual conditions have a reasonable likelihood of adversely and materially affecting any of the collateral for any Resort Loan, or business or financial condition of Vistana or the ability of Vistana to perform its obligations under this Agreement or any Resort Loan Documents.

          (b)    A Declared Default by Vistana, any Eligible Vistana
Subsidiary or a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary in the payment of any Indebtedness owed to Lender shall constitute a Termination Event hereunder without regard to any dollar threshold or any notice and cure provisions granted to Vistana pursuant to the terms hereof.

     Notwithstanding the foregoing provisions of this 6.1(b) to the contrary, a Termination Event hereunder shall not be deemed to exist if within thirty (30) days following a Declared Default by Vistana, by any Eligible Vistana Subsidiary or by a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary in the payment of any Indebtedness owed to Lender, Vistana, the Eligible Vistana Subsidiary or the wholly-owned Affiliate of Vistana or of the Eligible Vistana Subsidiary which is the borrower with respect to the Indebtedness the failure to pay which has given rise to the Declared Default pays Lender the total amount of the Indebtedness as to which such occurrences pertained, together with any accrued but unpaid interest thereon and any other amounts advanced by or otherwise owed to Lender in connection with such Indebtedness.

SECTION 7.   RIGHTS AND REMEDIES OF LENDER

     7.1    Rights of Lender. Upon the occurrence of a Termination Event of the
            ----------------
type described in Section 6.1(a) or 6.1(b) hereof, Lender shall have the right
(i) to declare all of the Resort Loans for all Eligible Resorts and any Indebtedness owed to Lender with respect to this Master Vistana Resort Construction Loan Facility immediately due and payable, together with interest accrued thereon, and any costs, fees and charges in connection therewith, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, (ii) to terminate Lender's obligation to extend future Resort Loans, Lender's obligations to make Resort Advances under existing Resort Loans and all other obligations of Lender under this Agreement and under the Resort Loan Documents for any Eligible Resort, and (iii) to exercise such remedies under or in respect of the Resort Loan Documents for any Eligible Resort, this Agreement and the Vistana Guaranty as may be permitted thereunder or under applicable law, all as more particularly set forth in the Resort Loan Documents for any Eligible Resort, this Agreement and the Vistana Guaranty.

     7.2  No Waiver or Exhaustion.  No waiver by Lender of any of its rights
          -----------------------
or remedies hereunder, in the Resort Loan Documents, under any Indebtedness owed to Lender by Vistana, any Eligible Vistana Subsidiary or by a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

     7.3  Marshalling Waiver.  Vistana waives any and all rights to require
          ------------------
the marshalling of assets in connection with the exercise of any of the remedies hereunder.

SECTION 8.  MISCELLANEOUS

     8.1    Notices.  Any notice or other communication required or permitted to
            -------
be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, or sent by overnight courier, or sent by registered or certified U.S. Mail return receipt requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day otherwise, on the next Business Day; provided that a confirmation of the receipt
                                     --------
of any such telecopy is obtained and retained by the sending party and that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first Business Day after delivery to the courier; or
(d) if by certified or registered U.S. Mail, return receipt requested, on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Vistana:      Vistana, Inc.
                         Attn: Chief Financial Officer
                         8801 Vistana Centre Drive
                         Orlando, Florida 32821-6353
                         Telecopy: (407) 239-3198

With a Copy to:          Vistana, Inc.
                         Attn: Susan Werth, Esq.
                         701 Brickell Avenue
                         Suite 2100
                         Miami, Florida 33131

                          Telecopy: (305) 374-7159

Notices to Lender:        Heller Financial, Inc.
                          Attn: Portfolio Manager, Vacation Ownership Finance
                               Loan No. 98-151
                          500 West Monroe Street
                          Chicago, Illinois 60661
                          Telecopy: (312)441-7924

With a copy to:           Heller Financial, Inc.
                          Attn: Vacation Ownership Legal Representative
                               Loan No. 98-151
                          500 West Monroe Street
                          Chicago, Illinois 60661
                          Telecopy: (312)441-7872


     8.2  Entire Agreement and Modifications.  This Agreement and the Resort
          ----------------------------------
Loan Documents constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Resort Loans and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Agreement or the Resort Loan Documents may be modified, waived, terminated, supplemented, changed or amended except by a written instrument executed by all parties hereto or thereto. Notwithstanding the foregoing, in the event there is a conflict between this Agreement and the Resort Loan Documents with respect to a certain Resort Loan, the terms of the Resort Loan Documents for such Resort Loan shall govern.

     8.3  Severability.  In case any of the provisions of this Agreement shall
          ------------
for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     8.4  Election of Remedies.  Lender shall have all of the rights and
          --------------------
remedies granted herein and in the Resort Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Vistana, any Eligible Vistana Subsidiary, or any property encumbered by the Resort Loan Documents, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

     8.5  Form and Substance.  All documents, certificates, insurance
          ------------------
policies, evidence, and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender in Lender's reasonable discretion.

     8.6   No Third Party Beneficiary.  This Agreement is for the sole benefit
           --------------------------
of Lender and Vistana and is not for the benefit of any third party.

     8.7   Vistana in Control.  In no event shall Lender's rights and interests
           ------------------
under the Resort Loan Documents be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Vistana or any Eligible Vistana Subsidiary or has power over the daily management functions and operating decisions made by Vistana.

     8.8   Number and Gender.  Whenever used herein, the singular number shall
           -----------------
include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

     8.9   Captions.  The captions, headings, and arrangements used in this
           --------
Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     8.10  Applicable Law.  This Agreement shall be governed by and construed
           --------------
in accordance with the laws of the State of Illinois (without regard to conflicts of law principles) and the laws of the United States applicable to transactions within such state.

     8.11  Venue.  VISTANA HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR
           -----
FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. VISTANA EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. VISTANA HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON VISTANA BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO VISTANA, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     8.12  Jury Trial Waiver.  VISTANA AND LENDER HEREBY WAIVE THEIR
           -----------------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. VISTANA AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. VISTANA AND

LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     8.13  Attorneys' Fees.  In any action hereunder between the parties
           ---------------
hereto, the prevailing party shall be entitled to reasonable attorneys' fees and costs including those for pretrial, trial and appellate proceedings.

     8.14  Counterparts.  This Agreement may be signed in multiple
           ------------
counterparts which taken together shall constitute the entire agreement between the parties.

     8.15  Participating Lenders.  Lender shall have the right to designate up
           ---------------------
to three participating lenders and to grant to such participating lenders undivided participation interests in this Master Vistana Resort Construction Loan Facility or in any one or more of the Resort Loans, on terms and conditions satisfactory to Lender. Lender shall provide Vistana with the name of each such proposed participating lender and Vistana shall have the right to approve each such participating lender (such approval not to be unreasonably withheld) for a period of four (4) Business Days after written notice is provided by Lender to Vistana. It would be reasonable for Vistana to withhold its consent in the event the potential participating lender is a timeshare developer (not including a lender that has taken back timeshare assets as a result of a defaulted timeshare related loan or credit facility), a timeshare exchange company or hospitality industry company. Such participating lenders shall communicate and deal only with Lender with respect to such participating lenders' participation interests in this Master Vistana Resort Construction Loan Facility, and neither Vistana nor any Eligible Vistana Subsidiary shall be required to deal with any participating lender unless such participating lender accompanies Lender on any inspection or site visit. Neither Vistana nor any Eligible Vistana Subsidiary shall be liable hereunder to make any payment to any participating lender or incur any related expenses as a result of such participation arrangement. The Lender may furnish any information concerning Vistana or the transactions contemplated herein in the possession of Lender from time to time to such participating lenders (including prospective participating lenders which are not a timeshare developer, timeshare exchange company or hospitality industry company), provided that such participating lenders shall treat any such
          --------
information as "confidential."

     8.16  Consent to Advertising and Publicity.  Lender may issue and
           ------------------------------------
disseminate to the public press releases and other information describing the credit accommodations entered into pursuant to this Agreement and/or pursuant to any Resort Loan, provided that Vistana shall approve the description of such
                 --------
credit accommodation and the timing of such announcement, which approval shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties set their hands as of the date above first written.

                              LENDER:

                              HELLER FINANCIAL, INC.


                                    /s/ Elisa Nicely
                              By:  __________________________________
                                    Elisa Nicely
                              Name:__________________________________
                                    Assistant Vice President
                              Its: __________________________________



                              VISTANA:

                              VISTANA, INC., a Florida corporation


                                    /s/ Susan Werth
                              By:  ________________________________
                              Name:  Susan Werth
                              Its:   Senior Vice President and General Counsel

                                   APPENDIX
                                   --------

                                 DEFINED TERMS
                                 -------------

     For purposes of this Agreement, the following terms shall have the respective meanings assigned to them:

     AFFILIATE. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with Vistana, any officer, director, partner or shareholder of Vistana, or any relative of any of the foregoing. The term "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGREEMENT.  First paragraph of this Agreement.

     APPROVED DEVELOPMENT BUDGET AND COMPLETION SCHEDULE.  As defined in clause
(e) of the definition of Eligible Resort.

     APPROVED SALES AND MARKETING PLAN. As defined in clause (f) of the definition of Eligible Resort.

     BUSINESS DAY. The term "business day" shall mean a day which is not a Saturday or Sunday on which banks are open for business in Illinois and Florida.

     COMPLETION. The substantial completion of any of the improvements, including units and amenities, in any applicable phase of an Eligible Resort in accordance with the Approved Development Budget and Completion Schedule, the Construction Contract, the Architectural Contract and the plans, as evidenced by
(i) a certificate of occupancy (or its equivalent), if applicable, permitting legal occupancy thereof in the respective completed improvements, issued by the local Governmental Authority with jurisdiction over construction of the improvements, (ii) a certificate of the contractor in form and substance satisfactory to Lender regarding completion of the improvements, (iii) a certificate of the architect in form and substance satisfactory to Lender regarding completion of the Improvements and (iv) a certificate of the Inspecting Lender's Architect in form and substance satisfactory to Lender.

     CONTROL.  As defined in the definition of "Affiliate."

     DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

     DECLARATION. With respect to any Resort, that certain condominium declaration to be recorded in the appropriate land records office of the applicable Governmental Authority in which such Resort is located, pursuant to which a condominium regime will be created in and to such Resort.

     DECLARED DEFAULT. With respect to any Person at any date, a default under any instrument evidencing any Indebtedness for which (i) such Person has received written notice of default by the holder of such Indebtedness and (ii) said default has not been cured by such Person or waived in writing by the holder of such Indebtedness, and the period for cure, if any, has expired.

     ELIGIBLE RESORT. Any Resort which has satisfied the following requirements (in the sole determination of Lender):

     (a) such Resort is located in a state of the United States of America or in the Bahamas; other countries shall be considered on a country-by-country basis subject to Lender's reasonable approval;

     (b) the acquisition of such Resort shall be pursuant to a purchase and sale agreement (a "PURCHASE AGREEMENT") which shall have been delivered to Lender and shall be satisfactory to Lender in its reasonable discretion; and the Eligible Vistana Subsidiary's right, title and interest in and to such Resort (including, without limitation, all title exceptions set forth on Schedule B to a mortgagee policy in respect of such Resort) is or shall be satisfactory to Lender in its reasonable discretion;

     (c) if Lender is advancing funds for construction, the construction of such Resort shall be pursuant to a contract (a "RESORT CONSTRUCTION CONTRACT") with a general contractor, if any, licensed by the applicable Governmental Authority in the jurisdiction in which the Resort is located, which contract shall have been delivered to Lender and which contract and general contractor, if any, shall be approved by Lender, which approval shall not be unreasonably withheld. Lender acknowledges that there may be no Resort Construction Contract in the event an Affiliate of Vistana acts as the general contractor for construction in which case Vistana agrees to provide customary information and disclosures as would typically be provided in a standard Resort Construction Contract;

     (d) if Lender is advancing funds for construction, the construction of such Resort shall be pursuant to an architectural contract (a "RESORT ARCHITECTURAL CONTRACT") and certain plans, specifications and designs prepared by an architect licensed by the applicable Governmental Authority in the jurisdiction in which the Resort is located, which contract, plans, specifications and designs shall have been delivered to Lender's Architect for review and approval, which approval shall not be unreasonably withheld;

     (e) a detailed construction budget and time schedule (with respect to any Resort, an "APPROVED DEVELOPMENT BUDGET AND COMPLETION SCHEDULE") shall have been delivered to Lender and shall be satisfactory to Lender in its sole discretion (such budget shall include, among other things, all costs of materials, fixtures, furnishings, personal property and labor to be incurred in the construction and furnishing of such Resort, all common elements and amenities in respect thereof and the provision of all utilities to such Resort and shall, among other things, consist of

          (i) a description of work (such work being classified and shown on a line item basis reasonably satisfactory to Lender for all buildings and the other improvements to be built at such Resort; such classification should include: "construction line items" for site work, concrete work, masonry work, rough carpentry work, finish carpentry and cabinet work, architectural carpentry work, waterproofing, insulation, fireproofing, drywall, ceiling work, flooring and base work, painting and finishing work, wall covering work, windows, ceramic tile work, bathroom fixtures and hardware, kitchen fixtures and hardware, HVAC, plumbing work, sprinkler work and electrical work; "furniture, fixtures and equipment line items"; "professional fee line items" (including architectural, engineering, accounting and legal services); and overhead, general conditions and contingency),

          (ii) an allocation to each construction line item of a scheduled portion of the fixed construction price in the Resort Construction Contract for such Resort, if applicable, and

          (iii) an estimated completion time line for each construction line item indicating the date that such item is anticipated to be completed);

     (f) a detailed sales and marketing budget (with respect to any Resort, an "APPROVED SALES AND MARKETING PLAN") showing all expenses and out-of-pocket costs to be incurred by the applicable Eligible Vistana Subsidiary or the Borrower in connection with selling and marketing of the Intervals in respect of such Resort (together with an estimated sales time line indicating the Intervals expected to be sold on a monthly and annual basis) shall have been delivered to Lender and shall be satisfactory to Lender in its sole discretion (such budget shall show "marketing costs line items;" "sale cost line items"; "commissions payable line items"; and "professional fee line items");

     (g) (i) the Resort Development Costs for such Eligible Resort to be funded from a particular Resort Loan shall be equal to the lesser of (A) 100% of the total acquisition costs, construction costs (including so-called "soft costs" but excluding any sales and marketing costs) and furnishing costs of such Resort as set forth in the Approved Development Budget and Completion Schedule for such Resort, or (B) the Eligible Vistana Subsidiary's actual out-of-pocket expenses for the applicable Eligible Resort (collectively, with respect to any Resort, the "RESORT DEVELOPMENT COSTS"); and (ii) the Resort Development Costs for such Resort shall not exceed 35% of the Projected Resort Net Sales Proceeds for such Resort as determined prior to the first Advance of a Resort Loan from the information submitted prior to the Resort Loan Closing Date; and (iii) a detailed certificate of the chief financial officer or chief operating officer of Vistana shall have been received by Lender confirming the correctness and calculations of clauses (i) and (ii) above and shall be satisfactory to Lender in its reasonable discretion;

     (h) The portion of the Resort Development Costs attributable to construction of identified amenities of such Resort as set forth in the amenities portion of the Approved Development Budget and Completion Schedule shall not exceed 30% of the total Resort Development Costs of all phases of such Resort that benefit from such identified amenities (which calculation shall be certified to Lender by the chief financial officer or chief operating officer of Vistana and which shall be acceptable to Lender in its reasonable discretion);

     (i) The portion of the Resort Development Costs attributable to working capital purposes for such Resort as set forth in the Approved Development Budget and Completion Schedule shall not exceed 10% of the total Resort Development Costs for all such Resort Loans for a subject Resort (which calculation shall be certified to Lender by the chief financial officer or chief operating officer of Vistana and which shall be acceptable to Lender in its sole discretion); provided, however, that the total amount of Resort Advances with respect to all Resort Loans on all Eligible Resorts hereunder for working capital purposes shall not exceed an overall maximum outstanding amount of $2,000,000 across all Eligible Resorts at any one time. For purposes of this Agreement, "working capital" shall be all costs relating to start-up.

     (j) A projected sources and uses of cash for such Resort and the Eligible Vistana Subsidiary that will own it (presented in a month-by-month format) for each year during which the requested Resort Loan for such Resort is anticipated to be outstanding shall be delivered to Lender together with a detailed statement of the assumptions upon which such sources and uses statement was prepared and such statement and such assumptions shall be satisfactory to Lender in its sole discretion (with respect to any Resort, a "SOURCES AND USES OF CASH PROJECTION");

     (k) The following additional deliveries shall be made to Lender in respect of such Resort and shall be satisfactory to Lender in its sole discretion: (i) a current phase I environmental survey in respect of such Resort, (ii) a soil report in respect of such Resort, (iii) copies of all payment and performance bonds in respect of the general contractor under the Resort Construction Contract for such Resort to the extent required by Vistana, (iv) copies of such general contractor's builder's risk insurance policy, (v) copies of all excavation, foundation and building permits for such Resort prior to the initial Advance with the exception of reimbursements for acquisition costs, (vi) copies of all zoning, density and design approvals, waivers or variances (except to the extent the same are contingent upon completion of construction) prior to the initial Advance with the exception of reimbursements for acquisition costs,
(vii) copies of all organization documents, bylaws, operating agreements and other organic documents of the Eligible Vistana Subsidiary that is to own such Resort, (viii) a perimeter survey of the Resort by a licensed surveyor that meets the ALTA/ACSM 1997 Minimum Survey Requirements (which shall show any flood zones or plains in which such Resort may be located) and (ix) such other documents, reports or information as Lender may reasonably request in order for Lender to make a credit/resort determination in respect of such Resort; and

     (l) The maximum amount outstanding shall not be in excess of the Resort Loan Limit.

     ELIGIBLE VISTANA SUBSIDIARY. With respect to any Resort, a subsidiary of Vistana (which may be a corporation, limited liability company or limited partnership), (a) all of whose capital stock and other equity interests are wholly owned directly or indirectly by Vistana, and (b) whose sole business is the ownership, construction, development, operation and management of one or more resorts (including at least one (1) Eligible Resort) and the sale of Intervals in respect thereof.

     ELIGIBILITY PERIOD. The period commencing on the Facility Closing Date and ending on the earlier of (a) October 31, 2001 or (b) the date on which this Agreement is terminated under Section 7.1 as a result of the existence of a Termination Event.

     ESTIMATED NET SALES PRICE. With respect to any Resort, the sales prices for an Interval therein (giving effect to the type of Unit associated with such Interval, the seasonality of such Interval and any other use restrictions or advantages associated with such Interval) certified by the chief financial officer or chief operating officer to Lender (which certification shall be acceptable to Lender in its reasonable discretion) less all estimated out-of-pocket costs and expenses (including commissions) that would be incurred in consummating the sale of such Interval, likewise certified to Lender (which certification shall also be acceptable to Lender in its reasonable discretion). If a Resort is to be developed in phases, "Estimated Net Sales Price" shall be determined in respect of each phase of such Resort.

     FACILITY CLOSING DATE.  October 9, 1998.

     FUNDING FEE. A funding fee which is payable in accordance with Section 1.5 hereof.

     GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

     GOVERNMENTAL AUTHORITY. The United States of America, the states and counties in which any of the Eligible Resorts are located, the Bahamas and any other governmental authorities (including other foreign countries if approved by Lender as the location of an Eligible Resort) having jurisdiction over Vistana or any Eligible Vistana

Subsidiary, any of the Eligible Resorts or any other property of either Vistana or any Eligible Vistana Subsidiary, or the sale of Intervals in any of the Eligible Resorts.

     GOVERNMENTAL REGULATIONS. All rules, regulations, ordinances, laws and statutes of any Governmental Authority which affect any one or more of the Eligible Resorts or the right of Vistana or any Eligible Vistana Subsidiary to sell Intervals.

     INDEBTEDNESS. With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, including, without limitation, any Resort Loans and any pre-sale or other receivables financing, other than: (i) current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices; or (ii) liabilities incurred or to be incurred among, from, under or through one or a series of related or unrelated transactions each of which qualify for treatment as a "true sale" in accordance with FAS-125 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants; (b) all obligations of such Person under capital leases; (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person; and (d) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     INTEREST RATE. A floating rate per annum equal to the Base Rate plus 265 basis points, (2.65%) (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each Business Day in The Wall Street
                                                               ---------------
Journal for notes maturing three (3) months after issuance under the caption
-------
"Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Interest Rate published prior to and in effect on the first (1st) Business Day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

     INTERVAL. An undivided fee simple ownership interest as tenants in common with all other Purchasers with respect to any Unit, with a right to use an assigned unit at the Resort for one week annually, or on an every other year basis, together with all appurtenant rights and interests as more particularly described in the Timeshare Declaration.

     LENDER.  First paragraph of this Agreement.

     LENDER'S ARCHITECT. With respect to any Eligible Resort, (a) an architect or engineer licensed by the applicable Governmental Authority in the jurisdiction in which such Eligible Resort is located that has been hired by Lender or (b) any other construction consultant selected and retained by Lender in its sole discretion.

     MATERIAL ADVERSE EFFECT. With respect to any event or circumstance, a material adverse effect on:

     (a) the business, assets, financial condition or operations of Vistana and its subsidiaries, taken as a whole;

     (b) the ability of Vistana or any Eligible Vistana Subsidiary to perform its respective obligations under this Agreement or any Resort Loan Document to which it is a party;

     (c) the validity, enforceability or collectibility against Vistana or any Eligible Vistana Subsidiary of this Agreement or any Resort Loan Document to which it is a party; or

     (d) the status, existence, perfection or priority of (i) Lender's security interest and lien in the collateral securing any Resort Loan or (ii) any Eligible Vistana Subsidiary's ownership interest in any Eligible Resort.

     PERSON. Natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     PROJECTED RESORT NET SALES PROCEEDS. With respect to any Resort, the product of (a) the number of Intervals in respect of the Units to be constructed at such Resort that will be available for sale to the public times (b) the
                                                             -----
Estimated Net Sales Price in respect of such Intervals. If a Resort is to be developed in phases, "Projected Resort Net Sales Proceeds" shall be determined in respect of each phase of such Resort.

     PURCHASE AGREEMENT. As defined in clause (b) of the definition of Eligible Resort.

     RESORT. Any property and the improvements and amenities existing or to be constructed thereon that (a) is owned or will be owned on the applicable Resort Loan Closing Date by an Eligible Vistana Subsidiary pursuant to the terms of a Purchase Agreement, (b) is to be made subject to a condominium and timeshare regime under applicable Governmental Regulations, (c) pursuant to such condominium and timeshare regime is to be divided into Intervals and (d) is to be directly marketed and sold as a timeshare resort.

     RESORT ADVANCE.  As defined in the definition of Resort Loan.

     RESORT ARCHITECTURAL CONTRACT. As defined in clause (d) of the definition of Eligible Resort.

     RESORT ASSOCIATION. A condominium, timeshare or owners' association in which owners of Intervals in an Eligible Resort are members.

     RESORT CONSTRUCTION CONTRACT. As defined in clause (c) of the definition of Eligible Resort.

     RESORT DEVELOPMENT COSTS. As defined in clause (g) of the definition of Eligible Resort.

     RESORT LOAN. With respect to any Resort, a loan from Lender to the Eligible Vistana Subsidiary that owns such Resort to fund 100% (or such lesser amount as may be requested by such Eligible Vistana Subsidiary) of the Resort Development Costs for such Resort but not in excess of any of the requirements of subsections (g), (h) and (i) under the definition of "Eligible Resort," which loan is to be advanced in a series of advances (each a "RESORT ADVANCE"); and Resort Advances in respect of such Resort Loan shall be made available to such Eligible Vistana Subsidiary (subject to the satisfaction of the conditions precedent set forth in the Resort Loan Documents in respect thereof) during the Eligibility Period (with a maximum of two such Resort Advances plus an interest Advance to be extended during each calendar month in the Eligibility Period). Notwithstanding this definition, the amount outstanding under any Resort Loan hereunder shall not be in excess of the Resort Loan Limit.

     RESORT LOAN CLOSING DATE. With respect to any Resort Loan, the date on which the Resort Loan Documents for such Resort Loan are signed and delivered and all conditions precedent in respect of the extension of such Resort Loan to the applicable Eligible Vistana Subsidiary are satisfied or otherwise waived by Lender.

     RESORT LOAN DOCUMENTS. With respect to any Eligible Resort and the Resort Loan in respect thereof, each of the following: (a) the acquisition and construction loan agreement for such Resort Loan, (b) the acquisition/construction promissory note or notes for such Resort Loan, (c) the guarantee of Vistana in respect of such Resort Loan, (d) the guarantee of Vistana in respect of the completion of the construction of such Eligible Resort, (e) the mortgage, security agreement and assignment of leases and rents or the deed of trust, security agreement and assignment of leases and rents in and to such Eligible Resort securing such Resort Loan (a "RESORT LOAN MORTGAGE"), (f) the collateral assignment of the Resort Construction Contract in respect of such Eligible Resort, (g) the collateral assignment of the Resort Architectural Contract in respect of such Eligible Resort, (h) the collateral assignment of Purchase Agreement in respect of such Eligible Resort, (i) the hazardous material indemnity agreement in respect of such Eligible Resort and
(j) such other collateral security documents as are customarily obtained by prudent construction lenders.

     RESORT LOAN LIMIT. The maximum principal amount outstanding at any time with respect to all Resort Loans for any Eligible Resort; provided, however, such amount outstanding shall never be in excess of $35,000,000 for any Eligible Resort.

     RESORT LOAN MORTGAGE.  As defined in the definition of Resort Loan
Documents.

     SOURCES AND USES OF CASH PROJECTION. As defined in clause (i) of the definition of Eligible Resort.

     TERMINATION EVENT.  As defined in Section 6 hereof.

     TIMESHARE DECLARATION. With respect to any Resort, that certain timeshare declaration to be recorded in the appropriate land records office for the applicable Governmental Authority in the jurisdiction in which such Resort is located, pursuant to which a timeshare regimen based on Intervals will be created in and to such Resort. The Timeshare Declaration may be combined with, and made a part of, a Declaration.

     UNIT. With respect to any Resort, an individual condominium unit within such Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interest in common elements appurtenant thereto, as provided in the Declaration or Timeshare Declaration of such Resort.

     VISTANA.  First paragraph of this Agreement.

     VISTANA GUARANTY. The guaranty agreement executed by Vistana of even date herewith which guarantees all amounts outstanding pursuant to the terms of this Agreement.

     VISTANA'S MINIMUM NET WORTH. Vistana agrees to (i) maintain a consolidated minimum net worth of One Hundred Million and 00/100 Dollars ($100,000,000.00) as determined in accordance with Vistana's Form 10-Q and Form 10-K quarterly and annual financial statements from and after the date hereof; and (ii) such Vistana minimum net worth shall increase over time by an amount equal to fifty percent (50%) of Vistana's after-tax net income over time as determined in accordance with Vistana's Form 10-Q and Form 10-K quarterly and annual financial statements; and (iii) maintain a minimum tangible net worth of Eighty Million and 00/100 Dollars ($80,000,000.00), defined as total shareholders equity plus subordinated indebtedness less any intangible assets and inter-company receivables not eliminated in consolidated financial statements as determined in accordance with Vistana's Form 10-Q and 10-K quarterly and annaul financial statements from and after the date hereof.

                                 SCHEDULE 1.2
                                 ------------

                           [REQUEST FOR RESORT LOAN]

                       DATE:___________________________

Heller Financial, Inc.
Attn: Portfolio Manager, Vacation Ownership
500 West Monroe Street
Chicago, Illinois 60661

     RE:  Loan No.
               $_______ Master Vistana Resort Construction Loan Facility (the "AGREEMENT") between Heller Financial, Inc. ("LENDER") and Vistana, Inc. ("VISTANA")

Dear Sir or Madam:

     Capitalized terms used herein shall have the meanings assigned thereto in the Agreement.

     In accordance with the terms of the Agreement, Vistana hereby notifies Lender that it desires to obtain a new Resort Loan from Lender in a maximum principal amount not to exceed $_______________________. The following information is true and correct with respect to such Resort Loan:

     (a) Borrower: [Name of Eligible Vistana Subsidiary].

     (b) All of the equity of Borrower is wholly owned directly or indirectly by Vistana.

     (c) Borrower's certificate of incorporation and bylaws are attached hereto as Exhibit A.

     (d) The Borrower satisfies all of the eligibility requirements of an "Eligible Vistana Subsidiary."

     (e) The Resort is described on Exhibit B hereto and is located at
         _____________.

     (f) The Purchase Agreement for such Resort is attached hereto as Exhibit C.

     (g) The Resort Construction Contract for such Resort is attached hereto as Exhibit D.

     (h) The Resort Architectural Contract for such Resort is attached hereto as Exhibit E.

     (i) The construction and sales and marketing budgets for such Resort are attached hereto as Exhibit F.

     (j) The Sources and Uses of Cash Projection for such Resort is attached hereto as Exhibit G.

(k) The total Resort Development Costs for the Resort to be funded from the Resort Loan are estimated to be $_______________. Vistana's Chief Financial Officer of Chief Operating Officer certifies to the best of his knowledge as of the date hereof with respect to the information contained in Exhibit F that:

               (i) the requested Resort Development Costs set forth on Exhibit F do not exceed 35% of the Projected Resort Net Sales Proceeds;

               (ii) not more than 10% of the requested Resort Development Costs has been requested for working capital purposes; and

               (iii) the amenities portion of requested Resort Development Costs set forth on Exhibit F does not exceed 30% of the total cost of all phases at the Resort which benefit from such amenities.

     (l) The Resort satisfies all of the eligibility requirements of an "Eligible Resort."

     (m) A current phase I environmental survey of the Resort is attached hereto as Exhibit I.

(n)  A soil report in respect of the Resort is attached hereto as Exhibit J.

     (o)  A perimeter survey of the Resort is attached hereto as Exhibit K.

(p) A [preliminary] owner's title insurance policy is attached hereto as Exhibit L.

(q) Vistana requests that the Resort Loan have a maturity date of ____ [may not be later than 7 years from the Facility Closing Date] and a draw period during which Resort Advances will be available for ____ years [may not extend beyond Eligibility Period].

     (r) The Resort Loan Limit is $35,000,000. The overall outstanding amount of working capital in all Resort Loans for all Eligible Resorts shall not exceed $2,000,000 at any one time.

     (s) At the conclusion of the fifteen (15) Business Day approval process, Heller will prepare the release fee schedule per Interval and Vistana will have the opportunity to approve (subject to adjustment as provided for in Section 1.4 of the Construction Loan Agreement for the Resort Loan) and that the minimum amortization be as set forth on Exhibit N hereto.

     (t) Vistana requests that the Resort Loan Closing Date for the requested Resort Loan be ______ __, ____.

     (u) The form of Declaration and/or Timeshare Declaration for the Resort are set forth on Exhibit O hereto or will be submitted to Lender at the time such documents are prepared.

     (v) No Termination Event has occurred and is continuing. The Master Vistana Receivables Loan Facility is in full force and effect.

     (w) Vistana confirms that Intervals at the Resort will be sold on a deeded basis using mortgage notes and mortgages substantially in the form set forth on Exhibit P hereto or on such forms as will be submitted to Lender at the time such documents are prepared.

          (x) The Approved Development Budget and Completion Schedule (as updated) is attached hereto as Exhibit Q.

          (y) Any franchise management, submanagement or Affiliate agreements are attached hereto as Exhibit R or will be submitted to Lender at the time such documents are prepared.

          (z) All public offering statements for the Resort which have been filed with the applicable Governmental Authority in the jurisdiction in which the Eligible Resort is located, along with the consumer documents for the sale of timeshares at such Resort, are attached hereto as Exhibit S or will be submitted to Lender at the time such documents are prepared.

     2. The representations and warranties contained in this Agreement are true, correct and complete in all material respects to the same extent as though made on the date of this Agreement except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the schedules or exhibits as a result of any subsequent disclosures made by Vistana in writing to and approved by Lender.

     3. Vistana is in compliance in all material respects with each and every one of its covenants, agreements and obligations under this Agreement.

     4. To the best of Vistana's knowledge, Vistana has no defenses or offsets with respect to the payment of any amounts due Lender pursuant to this Agreement.

     5. Vistana acknowledges that this request is subject to approval by Lender.

                                   VISTANA, INC.



                                   By:   ________________________________
                                   Name: ________________________________
                                   Its:  ________________________________

                                 SCHEDULE 2.2
                                 ------------

                              [Closing Checklist]

HFS NO.

HELLER FINANCIAL, INC. $__________
RESORT LOAN TO [NAME OF ELIGIBLE VISTANA SUBSIDIARY]


LENDER:                  Heller Financial, Inc.
                         500 West Monroe Street
                         Suite 2800
                         Chicago, Illinois 60640
                         Attention: Nora Ciesla , Account Executive
                         Telephone: 312-441-7606
                         Facsimile: 312-441-7924
                         Stephen Lewis, Esq.
                         Telephone: 312-441-7309
                         Facsimile: 312-441-7173

LENDER'S COUNSEL:

BORROWER:                [Name of Eligible Vistana Subsidiary], a ________
                         corporation

BORROWER'S COUNSEL:      [To Be Supplied]


GUARANTOR:               Vistana, Inc.


RESORT:                  [Name of Eligible Resort]

---------------------------------------------------------------------------------------------------------------------------------
                         ITEM                                                           RESPONSIBILITY            STATUS
---------------------------------------------------------------------------------------------------------------------------------
   1.  BORROWER/GUARANTOR BACKGROUND DOCUMENTS
 ---------------------------------------------------------------------------------------------------------------------------------
   a.  UCC judgment and tax lien search                                                 Lender's counsel
       i.  Borrower
       ii.  Guarantor
       iii.  Resort
---------------------------------------------------------------------------------------------------------------------------------
   b.  Borrower's/Guarantor's Certificate re: litigation and other matters                  Borrower;
affecting Borrower and Guarantor                                                            Guarantor
---------------------------------------------------------------------------------------------------------------------------------
   c.  Intercompany agreements and loans between Borrower, Guarantor or any                 Borrower;
other affiliate                                                                             Guarantor
---------------------------------------------------------------------------------------------------------------------------------
   d.  Credit reports                                                                        Lender
---------------------------------------------------------------------------------------------------------------------------------
   2.  ACQUISITION/CONSTRUCTION DOCUMENTS
---------------------------------------------------------------------------------------------------------------------------------
   a.  Resort Purchase and Sale Contract                                                    Borrower
       i.  Owner's policy of title insurance and copies of all exceptions and liens on Schedule B thereto
---------------------------------------------------------------------------------------------------------------------------------
   b.  Resort Architectural Contract                                                        Borrower
---------------------------------------------------------------------------------------------------------------------------------
   c.  Resort Construction Contract                                                         Borrower
       i.  Copies of major subcontracts
                                                                                            Borrower
---------------------------------------------------------------------------------------------------------------------------------
   d.  Plans, Specifications and Drawings                                                   Borrower
---------------------------------------------------------------------------------------------------------------------------------
   e.  Approved Development Budget and Completion Schedule                                  Borrower
       i.  Construction time line
                                                                                            Borrower
---------------------------------------------------------------------------------------------------------------------------------
   f.  Approved Sales and Marketing Plan                                                    Borrower
---------------------------------------------------------------------------------------------------------------------------------
   g.  Soil/Engineering Report                                                              Borrower
---------------------------------------------------------------------------------------------------------------------------------
   h.  Payment and Performance Bonds                                                        Borrower
       i.  Co-obligee endorsement in favor of Lender
                                                                                            Borrower
---------------------------------------------------------------------------------------------------------------------------------
   i.  Sources and Uses of Cash Projection                                                  Borrower
---------------------------------------------------------------------------------------------------------------------------------
   j.  Excavation, foundation and building permits; water connection                        Borrower
permit; storm sewer connection permit; other permits
---------------------------------------------------------------------------------------------------------------------------------
   3.  RESORT DOCUMENTS
---------------------------------------------------------------------------------------------------------------------------------
   a.  Draft Condominium Declaration                                                        Borrower
       i.  Draft condominium plat and horizontal/vertical site drawings
                                                                                            Borrower
---------------------------------------------------------------------------------------------------------------------------------
   b.  Draft Timeshare Declaration                                                          Borrower
---------------------------------------------------------------------------------------------------------------------------------
   c.  [PUD or other Horizontal Plan Documents]                                             Borrower
---------------------------------------------------------------------------------------------------------------------------------
   d.  [Copies of all Restrictive Covenants Running with Land]                              Borrower
---------------------------------------------------------------------------------------------------------------------------------
   e.  Draft Articles of Incorporation and Bylaws of Condominium                            Borrower
Homeowners' Association
---------------------------------------------------------------------------------------------------------------------------------
   f.  Draft Articles of Incorporation and Bylaws of Timeshare Owners'                      Borrower
Association
---------------------------------------------------------------------------------------------------------------------------------
   g.  Draft Condominium Rules and Regulations                                              Borrower
---------------------------------------------------------------------------------------------------------------------------------
   h.  Draft Timesharing Rules and Regulations                                              Borrower
---------------------------------------------------------------------------------------------------------------------------------
   i.  Draft Management Agreement for Resort                                                Borrower
---------------------------------------------------------------------------------------------------------------------------------
   j.  [Registration, Public Offering Statement and other Filed Time Share                  Borrower
Documents for Resort in _______, _______, ________ and ______]
---------------------------------------------------------------------------------------------------------------------------------
   k.  Form of purchaser credit application                                                 Borrower
---------------------------------------------------------------------------------------------------------------------------------
   l.  Form of reservation agreement                                                        Borrower

--------------------------------------------------------------------------------------------------------------------------
     m.  Form of escrow agreement for pre-sales                                        Borrower
         i.  Location of down payment escrow deposit
--------------------------------------------------------------------------------------------------------------------------
     n.  Form of purchaser buy/sell agreement                                          Borrower
--------------------------------------------------------------------------------------------------------------------------
     o.  Form of purchase money mortgage note                                          Borrower
--------------------------------------------------------------------------------------------------------------------------
     p.  Form of purchase money mortgage                                               Borrower               -
--------------------------------------------------------------------------------------------------------------------------
     q.  Form of Regulation Z Disclosure Statement                                     Borrower
--------------------------------------------------------------------------------------------------------------------------
     r.  Form of Rescission Statement                                                  Borrower
--------------------------------------------------------------------------------------------------------------------------
     s.  Form of Regulation X Servicing Statement                                      Borrower
--------------------------------------------------------------------------------------------------------------------------
     t.  Form of RESPA Settlement Statement                                            Borrower
--------------------------------------------------------------------------------------------------------------------------
     u.  Pro-forma Mortgagee's Title Insurance Policy                                  Borrower
--------------------------------------------------------------------------------------------------------------------------
     v.  Form of timeshare documents receipt                                           Borrower
--------------------------------------------------------------------------------------------------------------------------
     w.  Purchaser's affidavit and acknowledgment                                      Borrower
--------------------------------------------------------------------------------------------------------------------------
     x.  State timeshare filings (______, _____ and ______)                            Borrower
         i.  Subdivision/Developer/Declarant licensing
                                                                                       Borrower
--------------------------------------------------------------------------------------------------------------------------
     y.  Evidence that forms meet state and federal requirements                       Borrower
--------------------------------------------------------------------------------------------------------------------------
     z.  Sales/marketing contracts for Intervals and/or Club memberships               Borrower
--------------------------------------------------------------------------------------------------------------------------
     aa. All Affiliate contracts with respect to Resort (except as listed              Borrower/
above)                                                                                 Guarantor
--------------------------------------------------------------------------------------------------------------------------
4.   RESORT ACQUISITION AND OTHER INFORMATION
--------------------------------------------------------------------------------------------------------------------------
     a.  Schedule of Acquisition Closing Costs and Expenses (if applicable)       Borrower's counsel
--------------------------------------------------------------------------------------------------------------------------
     b.  Conveyance Documents (if applicable)                                     Borrower's counsel
--------------------------------------------------------------------------------------------------------------------------
     c.  Resort Loan Request under Master Vistana Resort Loan Facility                 Guarantor
--------------------------------------------------------------------------------------------------------------------------
     d.  Perimeter ALTA Survey for Resort                                              Borrower
i.   Surveyor's Certificate                                                            Borrower
         ii.  Flood zone classification (if applicable)                                Borrower
--------------------------------------------------------------------------------------------------------------------------
     e.  Phase I Environmental Survey for Resort                                       Borrower
         i.  Heller Reliance Letter                                                    Borrower
--------------------------------------------------------------------------------------------------------------------------
     f.  Certificates of Insurance (including flood and builder's risk) and            Borrower
proof of payment of premiums
                                                                                       Borrower
i.  Lender named as mortgagee loss payee/co-insured

--------------------------------------------------------------------------------------------------------------------------
     g.  Other Resort information:
i.   Receipts evidencing payment of property taxes
ii.  Copies of utility contracts (if any)                                              Borrower
         iii.  Certificates of occupancy (if any)
         iv.   Lender Inspection Results                                               Borrower
                                                                                       Borrower
                                                                                       Borrower
--------------------------------------------------------------------------------------------------------------------------
     h.  Appraisal                                                                     Borrower
--------------------------------------------------------------------------------------------------------------------------
     i.  Mechanic's, materialmen's and supplier's lien partial waivers and             Borrower
reconciliation of all payments to date of closing (if applicable)
--------------------------------------------------------------------------------------------------------------------------
     j.  Licensing                                                                     Borrower
         i.   Real estate broker licensing for sales of Intervals
         ii.  Amenities                                                                Borrower
                                                                                       Borrower
--------------------------------------------------------------------------------------------------------------------------
     k.  Zoning compliance                                                             Borrower

---------------------------------------------------------------------------------------------------------------------------
     l.  ADA/HUD accessibility compliance (if applicable)                                     Borrower
---------------------------------------------------------------------------------------------------------------------------
     m.  Financial statements of Borrower and Guarantor                                       Borrower
---------------------------------------------------------------------------------------------------------------------------
     n.  Certificate or other evidence of satisfaction of net worth                           Guarantor
requirement
---------------------------------------------------------------------------------------------------------------------------
     5.  RESORT LOAN DOCUMENTS
---------------------------------------------------------------------------------------------------------------------------
     a.  Promissory note                                                                  Lender's counsel
---------------------------------------------------------------------------------------------------------------------------
     b.  Acquisition and Construction Loan Agreement                                      Lender's counsel
---------------------------------------------------------------------------------------------------------------------------
     c.  Guarantee (Payment and Completion)                                               Lender's counsel
---------------------------------------------------------------------------------------------------------------------------
     d.  Mortgage, Assignment of Rents and Security Agreement                             Lender's counsel
---------------------------------------------------------------------------------------------------------------------------
         i.    Mortgagee's title insurance Commitment/Pro forma mortgagee's title
insurance policy                                                                             Borrower's
         ii.   Endorsements:  future advance, usury, condominium/pud, mechanic's            counsel/title
lien, zoning, elimination of survey/easement exceptions                                        company
         iii.  Copies of all listed Schedule B exceptions                                    Borrower's
                                                                                            counsel/title
                                                                                               company


                                                                                             Borrower's
                                                                                            counsel/title
                                                                                               company
---------------------------------------------------------------------------------------------------------------------------
     e.  UCC-1's - Borrower                                                               Lender's counsel
         i.    Central/Local:  _________
         ii.   Central/Local:  _________
---------------------------------------------------------------------------------------------------------------------------
     f.  Hazardous Materials Indemnity Agreement                                          Lender's counsel
---------------------------------------------------------------------------------------------------------------------------
     g.  Collateral Assignment of Declarant's Rights (or Form)                            Lender's counsel
---------------------------------------------------------------------------------------------------------------------------
     h.  Collateral Assignment of Resort-related contracts                                Lender's counsel
         i.    Collateral Assignment of Resort Construction Contract
         ii.   Collateral Assignment of Resort Architectural Contract
         iii.  [Other]
---------------------------------------------------------------------------------------------------------------------------
     i.  [Escrow Arrangement                                                              Lender's counsel
     i.  insured closing agent's letter]
---------------------------------------------------------------------------------------------------------------------------
     j.  Corporate authorization for the Borrower and the Guarantor                           Borrower
         i.    Good Standing Certificate for the Borrower
         ii.   Good Standing Certificate for the Guarantor
         iii.  Foreign Authorization Certificates for the Borrower from [state                Borrower
in which Resort is located]
         iv.   Foreign Authorization Certificates for the Guarantor from [state
in which Resort is located]                                                                   Guarantor
         v.    Certificates of Incorporation for Borrower
         vi.   Articles of Incorporation for Guarantor
         vii.  Bylaws of Borrower                                                             Borrower
         viii. Bylaws of Guarantor

                                                                                              Guarantor
                                                                                              Borrower
                                                                                              Guarantor
                                                                                              Borrower
                                                                                              Guarantor
---------------------------------------------------------------------------------------------------------------------------
     l.  Opinion of counsel for Borrower and Guarantor                                    Borrower counsel
---------------------------------------------------------------------------------------------------------------------------
     m.  Subordination agreement for subordinate affiliate debt                           Lender's counsel
         i.  Copies of all documentation for subordinate affiliate debt
---------------------------------------------------------------------------------------------------------------------------
     n.  Custodial Agreement (if applicable)                                              Lender's counsel

--------------------------------------------------------------------------------------------------------------------
     o.  Borrower's officer's and secretary's Certificates                         Lender's counsel
--------------------------------------------------------------------------------------------------------------------
     i.  Resolutions attached
--------------------------------------------------------------------------------------------------------------------
     p.  Guarantor's officer's and secretary's certificates                        Lender's counsel

     i.  Resolutions attached
--------------------------------------------------------------------------------------------------------------------
     q.  Form of Architect's Certificate for disbursements                         Lender's counsel
--------------------------------------------------------------------------------------------------------------------
     r.  Form of General Contractor's Certificate for disbursements                Lender's counsel
--------------------------------------------------------------------------------------------------------------------
     s.  Payment of Funding Fee installment                                            Borrower
--------------------------------------------------------------------------------------------------------------------
     t.  Reimbursement of Lender's costs and expenses                                  Borrower
--------------------------------------------------------------------------------------------------------------------
     u.  Payment of Legal Fees of Lender                                               Borrower
====================================================================================================================